CERTIFICATE OF INSURANCE

This is to certify that the following policy/policies, subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance companies listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that person's or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER:	NAMED INSURED:
Kalitta Air, L.L.C Kalitta Air L.L.C d/b/a Kalitta Maintenance 818 Willow Run Airport Ypsilanti, MI 48198	Baltia Air Lines, Inc. Building 151, Room 361 JFK International Airport Jamaica, NY 11430

This will confirm that the policies, as generally described below, are subject to all terms, conditions and exclusions contained in such policies issued to the insured.

COVERAGE:
1. *Aircraft Hull & Liability*
2. *Airport Premises Liability*

LIMITS OF LIABILITY:
1. *Aircraft Liability $10,000,000. Combined Single Limit Each Occurrence*
2. *Airport Premises Liability $10,000,000 Combined Single Limit Each Occurrence*

AIRCRAFT: *B747-200 N706BL*

POLICY PERIOD: *12:01 A.M. September 13, 2015 to 12:01 A.M. September 13, 2016*

INSURERS & POLICY NUMBERS: *See the attached schedule*

ADDITIONAL AGREEMENTS:
- *The Certificate holder is included as an additional insured under the liability coverage as their respective rights may appear.*
- *30 days notice of cancellation is given, 10 days in the event of non-payment.*
- *Such coverage as is afforded by the policies applies to the liability assumed by the Named Insured in the Aircraft Purchase Agreement and the Aircraft Maintenance agreement between the Named Insured and the Certificate Holder, copies of which are on file with underwriters.*

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 05
Date of Issue: September 14, 2015

Marie Fini

Authorized Representative ***Marie Fini***
Aviation Risk Management Associates, Inc.
377 W. Virginia Street Crystal Lake IL 60014
Phone:815-356-8811 Fax:815-356-8822

BALTIA AIRLINES INC.
Aircraft Hull & Liability
Policy Term: September 13, 2015-September 13, 2016

Schedule of Security

Insurance Company	Policy No.
Underwriters at Lloyds and Various Insurance Companies	AVNPE 1500137
XL Insurance Specialty	UA00009913AV15A
Great American Insurance Company	QS2406128-01